Exhibit 99.1

NV5 ANNOUNCES RECORD FOURTH QUARTER AND

FULL YEAR 2018 FINANCIAL RESULTS; ISSUES 2019 GUIDANCE

Hollywood, FL – March 7, 2019 – NV5 Global, Inc. (Nasdaq: NVEE) (“NV5” or the “Company”), a provider of professional and technical engineering and consulting solutions, today reported financial results for the fourth quarter and year ended December 29, 2018.

“We are pleased to announce continued strong performance in revenues and earnings in the fourth quarter and full year 2018 and we are looking forward to continued strong organic, acquisition and strategic growth in 2019. Our success in the fourth quarter and full year 2018 was reflected in our strong backlog, profitability, and substantial growth in our strategic geographic presence and service offerings,” said Dickerson Wright, PE Chairman and CEO of NV5. “In the fourth quarter, Gross Revenues increased 23%, EBITDA increased 34% and Net Income increased 38%, excluding the impact of the Tax Cuts and Jobs Act of 2017 (“2017 Tax Reform”). In the full year 2018, Gross Revenues increased 26%, EBITDA increased 34% and Net Income increased 49%, excluding the impact of the 2017 Tax Reform. Our core business remains robust and organic growth for the full year 2018 was 8%. Additionally, our acquisition pipeline is active and we are confident about the strategic investments we are making to further grow our infrastructure and energy business throughout the United States.”

Fourth Quarter 2018 Financial Highlights

●	Total Revenues for the quarter were $116.1 million, an increase of 22% year-over-year. Gross Revenues – GAAP for the quarter were $115.3 million, an increase of 23% year-over-year.
●	Net Revenues for the quarter were $88.5 million, an increase of 21% year-over-year.
●	Organic revenue growth for the quarter was 5%. Organic growth is measured by internal growth of our existing business plus growth from acquisitions from the time of acquisition.
●	EBITDA for the quarter was $15.8 million or 18% of Net Revenues, an increase of 34% from $11.8 million, or 16% of Net Revenues in the fourth quarter of 2017.
●	Income before income tax expense for the quarter was $9.8 million, an increase of $2.5 million, or 34% compared to $7.3 million in the fourth quarter of 2017.
●

Net Income for the quarter was $7.7 million. Excluding the impact of the 2017 Tax Reform, Net Income increased 38% over the fourth quarter of 2017 from $5.6 million. Net Income, including the impact of the 2017 Tax Reform, was $11.5 million in the fourth quarter of 2017.

●

Adjusted EPS for the quarter was $0.91 per diluted share. Excluding the impact of the 2017 Tax Reform, Adjusted EPS increased 28% from $0.71 per share in the fourth quarter of 2017. Adjusted EPS, including the impact of the 2017 Tax Reform, was $1.26 per diluted share in the fourth quarter of 2017.

●

GAAP EPS for the quarter was $0.62 per diluted share over 12.4 million shares. Excluding the impact of the 2017 Tax Reform, GAAP EPS increased 22% from $0.51 per share in the fourth quarter of 2017. GAAP EPS, including the impact of the 2017 Tax Reform, was $1.06 per diluted share over 10.9 million shares in the fourth quarter of 2017.

●	Backlog was $390 million as of December 29, 2018, a 32% increase from $296 million as of December 30, 2017.
●	Cash flow from operating activities increased $5.5 million, or 46% to $17.4 million for the quarter compared to $12.0 million in the fourth quarter of 2017.

Full Year 2018 Financial Highlights

●

2018 Total Revenues were $422.1 million, an increase of 25% from 2017 Total Revenues of $337.5 million. Gross Revenues – GAAP were $418.1 million for 2018, an increase of 26% from $333.0 million in 2017.

●	Net Revenues for 2018 were $334.3 million, an increase of 25% from $268.3 million in 2017.
●	Organic revenue growth for 2018 was 8%.
●	EBITDA for 2018 was $53.1 million, or 16% of Net Revenues, an increase of 34% from $39.7 million or 15% of Net Revenues in 2017.
●	Income before income tax expense for 2018 was $33.7 million, an increase of $9.1 million, or 37% compared to $24.6 million in 2017.
●

Net Income was $26.9 million in 2018. Excluding the impact of the 2017 Tax Reform, Net Income increased 48% from $18.1 million in 2017. Net Income, including the impact of the 2017 Tax Reform, was $24.0 million in 2017.

●

Adjusted EPS for 2018 was $3.24 per diluted share. Excluding the impact of the 2017 Tax Reform, Adjusted EPS increased 36% from $2.38 for 2017. Adjusted EPS for 2017, including the impact of the 2017 Tax Reform, was $2.93 per diluted share.

●

GAAP EPS for 2018 was $2.33 over 11.5 million shares. Excluding the impact of the 2017 Tax Reform, GAAP EPS increased 39% from $1.68 per share in 2017. GAAP EPS for 2017, including the impact of the 2017 Tax Reform, was $2.23 per diluted share over 10.8 million shares.

●	Cash flow from operating activities increased $17.4 million, or 99% to $35.0 million in 2018 compared to $17.6 million in 2017.

2019 Outlook

The Company is initiating guidance for full year 2019 Gross Revenues, Net Revenues, Adjusted EPS and GAAP EPS, including the impact of acquisitions closed through February 28, 2019. The Company expects Gross Revenues to range from $485 million to $520 million, which represents an increase of 16% to 24% from 2018 Gross Revenues of $418 million. Net Revenues are expected to range from $385 million to $414 million, which represents an increase of 15% to 24% from 2018 Net Revenues of $334 million. The Company expects full year 2019 Adjusted EPS to range from $3.51 per share to $3.93 per share, an increase of 8% to 21%. Furthermore, the Company expects full year 2019 GAAP EPS to range from $2.44 per share to $2.85 per share. This guidance for Total Revenues, Net Revenues, Adjusted EPS and GAAP EPS excludes anticipated acquisitions for the remainder of 2019.

Matters Relating to Internal Controls

The Company expects to report a material weakness in its upcoming Annual Report on Form 10-K relating to the initial set up of project contracts and analysis of certain percentage of completion projects. A thorough review of these matters has not resulted in the identification of any material misstatements in the Company’s financial statements for 2018 or any prior period and the Company expects a timely filing of its Form 10-K. Remediation efforts have begun and management expects the material weakness to be remediated during 2019.

Use of Non-GAAP Financial Measures

Total Revenues and Net Revenues are not measures of financial performance under U.S. generally accepted accounting principles (“GAAP”). Gross Revenues – GAAP include sub-consultant costs and other direct costs, which are generally pass-through costs. Furthermore, Gross Revenues – GAAP eliminates intercompany revenues where the Company performed the service in lieu of utilizing third-party sub-consultants. Therefore, the Company believes that Total Revenues and Net Revenues, which are non-GAAP financial measures commonly used in our industry, provide a meaningful perspective on its business results. A reconciliation of gross revenues as reported in accordance with GAAP to Total Revenues and Net Revenues is provided at the end of this news release.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is not a measure of financial performance under GAAP. Management believes EBITDA, in addition to operating profit, Net Income and other GAAP measures, is a useful indicator of NV5’s financial and operating performance and its ability to generate cash flows from operations that are available for taxes, capital expenditures and debt service. A reconciliation of Net Income as reported in accordance with GAAP to EBITDA is provided at the end of this news release.

Adjusted earnings per diluted share data (“Adjusted EPS”) is not a measure of financial performance under GAAP. Adjusted EPS reflects adjustments to reported diluted earnings per share (“GAAP EPS”) data to eliminate amortization expense of intangible assets from acquisitions, net of tax benefits. As the Company continues its acquisition strategy, the growth in Adjusted EPS will likely increase at a greater rate than GAAP EPS as reported in accordance with GAAP. A reconciliation of GAAP EPS as reported in accordance with GAAP to Adjusted EPS is provided at the end of this news release.

NV5’s definition of Total Revenues, Net Revenues, EBITDA and Adjusted EPS may differ from other companies reporting similarly named measures. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as contract revenues, Net Income and diluted earnings per share.

Conference Call

NV5 will host a conference call to discuss its fourth quarter and full year 2018 financial results at 4:30 p.m. (Eastern Time) on March 7, 2019.

Date:	Thursday, March 7, 2019
Time:	4:30 p.m. Eastern
Toll-free dial-in number:	+1 844-348-6875
International dial-in number:	+1 509-844-0152
Conference ID:	5026016
Webcast:	http://ir.nv5.com

Please dial-in at least 5-10 minutes prior to the start time in order for the operator to log your name and connect you to the conference.

The conference call will be webcast live and available for replay via the “Investors” section of the NV5 website.

About NV5

NV5 Global, Inc. (NASDAQ: NVEE) is a provider of professional and technical engineering and consulting solutions ranked #45 in the Engineering News Record Top 500 Design Firms list. NV5 serves public and private sector clients in the infrastructure, energy, construction, real estate and environmental markets. NV5 primarily focuses on five business verticals: construction quality assurance, infrastructure engineering and support services, energy, program management, and environmental solutions. The Company operates out of more than 100 locations worldwide. For additional information, please visit the Company’s website at www.NV5.com. Also visit the Company on Twitter, LinkedIn, Facebook, and Vimeo.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained in this news release and on the conference call. Such factors include: (a) changes in demand from the local and state government and private clients that we serve; (b) general economic conditions, nationally and globally, and their effect on the market for our services; (c) competitive pressures and trends in our industry and our ability to successfully compete with our competitors; (d) changes in laws, regulations, or policies; and (e) the “Risk Factors” set forth in the Company’s most recent SEC filings. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements, except as required by law.

Investor Relations Contact

NV5 Global, Inc.

Jenna Carrick

Investor Relations Manager

Tel: +1-916-641-9124

Email: ir@nv5.com

Source: NV5 Global, Inc.

NV5 GLOBAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(Unaudited)

	December 29, 2018	December 30, 2017
Assets
Current assets:
Cash and cash equivalents	$40,739	$18,751
Billed receivables, net	98,324	70,686
Unbilled receivables, net	43,411	39,401
Prepaid expenses and other current assets	2,582	2,555
Total current assets	185,056	131,393
Property and equipment, net	11,677	8,731
Intangible assets, net	99,756	65,754
Goodwill	140,930	98,899
Other assets	2,002	1,003
Total Assets	$439,421	$305,780

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$22,588	$18,373
Accrued liabilities	20,853	18,994
Income taxes payable	2,697	6,102
Billings in excess of costs and estimated earnings on uncompleted contracts	7,625	665
Client deposits	208	197
Current portion of contingent consideration	1,845	977
Current portion of notes payable and other obligations	17,139	11,127
Total current liabilities	72,955	56,435
Contingent consideration, less current portion	2,853	913
Notes payable and other obligations, less current portion	29,847	57,430
Deferred income tax liabilities, net	16,224	10,905
Total liabilities	121,879	125,683

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value; 5,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.01 par value; 45,000,000 shares authorized, 12,550,771 and 10,834,770 shares issued and outstanding as of December 29, 2018 and December 30, 2017, respectively	126	108
Additional paid-in capital	236,525	125,954
Retained earnings	80,891	54,035
Total stockholders’ equity	317,542	180,097
Total liabilities and stockholders’ equity	$439,421	$305,780

NV5 GLOBAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME AND COMPREHENSIVE INCOME

(in thousands, except share data)

(Unaudited)

	Three Months Ended		Years Ended
	December 29,	December 30,	December 29,	December 30,
	2018	2017	2018	2017

Gross revenues	$115,344	$93,976	$418,081	$333,034

Direct costs (excluding depreciation and amortization):
Salaries and wages	34,380	27,776	132,922	103,011
Sub-consultant services	18,869	16,452	62,218	50,171
Other direct costs	7,998	4,322	21,537	14,598
Total direct costs	61,247	48,550	216,677	167,780

Gross Profit	54,097	45,426	201,404	165,254

Operating Expenses:
Salaries and wages, payroll taxes and benefits	26,099	23,375	102,221	86,222
General and administrative	8,365	6,816	31,713	26,747
Facilities and facilities related	3,849	3,427	14,401	12,589
Depreciation and amortization	5,724	3,586	17,384	13,128
Total operating expenses	44,037	37,204	165,719	138,686

Income from operations	10,060	8,222	35,685	26,568

Interest expense	(254)	(893)	(1,966)	(1,935)

Income before income tax expense	9,806	7,329	33,719	24,633
Income tax expense	(2,147)	4,176	(6,863)	(627)
Net Income and Comprehensive Income	$7,659	$11,505	$26,856	$24,006

Earnings per share:
Basic	$0.64	$1.12	$2.44	$2.36
Diluted	$0.62	$1.06	$2.33	$2.23

Weighted average common shares outstanding:
Basic	11,916,546	10,243,409	10,991,124	10,178,901
Diluted	12,418,788	10,867,713	11,506,466	10,777,806

NV5 GLOBAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Years Ended
	December 29, 2018	December 30, 2017
Cash Flows From Operating Activities:
Net income	$26,856	$24,006
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,384	13,128
Provision for doubtful accounts	797	586
Stock based compensation	6,697	4,011
Change in fair value of contingent consideration	424	(832)
Loss on disposal property and equipment	26	35
Deferred income taxes	(3,585)	(11,242)
Changes in operating assets and liabilities, net of impact of acquisitions:
Billed receivables	(8,662)	(10,911)
Unbilled receivables	(2,813)	(3,802)
Prepaid expenses and other assets	(109)	295
Accounts payable	398	(1,495)
Accrued liabilities	(2,984)	(2,442)
Income taxes payable	(3,405)	4,969
Billings in excess of costs and estimated earnings on uncompleted contracts	3,964	436
Client deposits	11	883
Net cash provided by operating activities	34,999	17,625

Cash Flows From Investing Activities:
Cash paid for acquisitions (net of cash received from acquisitions)	(58,155)	(60,633)
Purchase of property and equipment	(2,203)	(2,239)
Net cash used in investing activities	(60,358)	(62,872)

Cash Flows From Financing Activities:
Proceeds from common stock offering	100,330	-
Payments of borrowings from Senior Credit Facility	(36,500)	(10,500)
Payments on notes payable	(9,741)	(7,605)
Proceeds from exercise of warrant	1,093	-
Payments of contingent consideration	(728)	(563)
Payments on common stock offering	(6,861)	-
Proceeds from borrowings from Senior Credit Facility	-	47,000
Payments of debt issuance costs	(246)	-
Net cash provided by financing activities	47,347	28,332

Net increase (decrease) in Cash and Cash Equivalents	21,988	(16,915)
Cash and cash equivalents – beginning of period	18,751	35,666
Cash and cash equivalents – end of period	$40,739	$18,751

NV5 GLOBAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Years Ended
	December 29, 2018	December 30, 2017

Supplemental disclosures of cash flow information:
Cash paid for interest	$1,895	$1,508
Cash paid for income taxes	$13,634	$7,607

Non-cash investing and financing activities:
Contingent consideration (earn-out)	$3,112	$908
Notes payable and other obligations issued for acquisitions	$23,987	$9,371
Stock issuance for acquisitions	$9,330	$3,856
Capital leases	$2,884	$-
Payment of contingent consideration and other obligations with common stock	$-	$63

NV5 GLOBAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GROSS REVENUES TO TOTAL REVENUES

(Unaudited)

(in thousands)

		Three Months Ended		Years Ended
		December 29,	December 30,	December 29,	December 30,
		2018	2017	2018	2017
Gross Revenues - GAAP		$115,344	$93,976	$418,081	$333,034
Add:	Intercompany revenues in lieu of sub-consultants	793	1,123	4,011	4,508
Total Revenues		$116,137	$95,099	$422,092	$337,542

NV5 GLOBAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GROSS REVENUES TO NET REVENUES

(Unaudited)

(in thousands)

		Three Months Ended		Years Ended
		December 29,	December 30,	December 29,	December 30,
		2018	2017	2018	2017
Gross Revenues - GAAP		$115,344	$93,976	$418,081	$333,034
Less:	Sub-consultant services	(18,869)	(16,452)	(62,218)	(50,171)
	Other direct costs	(7,998)	(4,322)	(21,537)	(14,598)
Net Revenues		$88,477	$73,202	$334,326	$268,265

NV5 GLOBAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO EBITDA

(Unaudited)

(in thousands)

		Three Months Ended		Twelve Months Ended
		December 29,	December 30,	December 29,	December 30,
		2018	2017	2018	2017
Net Income		$7,659	$11,505	$26,856	$24,006
Add:	Interest expense	254	893	1,966	1,935
	Income tax expense	2,147	(4,176)	6,863	627
	Depreciation and Amortization	5,724	3,586	17,384	13,128
EBITDA		$15,784	$11,808	$53,069	$39,696

NV5 GLOBAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP EPS TO ADJUSTED EPS

(Unaudited)

		Three Months Ended		Twelve Months Ended
		December 29,	December 30,	December 29,	December 30,
		2018	2017	2018	2017
Net Income - per diluted share		0.62	$1.06	2.33	$2.23

Per diluted share adjustments:
Add:	Amortization expense of intangible assets	0.36	0.26	1.14	0.96
	Income tax expense	(0.07)	(0.06)	(0.23)	(0.26)
Adjusted EPS		0.91	$1.26	3.24	$2.93

Less: Impact of 2017 Tax Reform,		-	(0.55)	-	(0.55)
Adjusted EPS, excluding impact of 2017 Tax Reform		$0.91	$0.71	3.24	$2.38